UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2020

Date of Report

(Date of earliest event reported)

APPLife Digital Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-227878	82-4868628
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 California St.

Suite 1500

San Francisco, CA 94111

Phone: (415) 439-5260

(Address and Telephone Number of Registrant’s Principal Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 other Events.

On September 30, 2020, the Company satisfied in its entirety a $55,000 convertible promissory note issued in October 2019 by paying the noteholder a combination of cash and stock.  On October 30, 2020, the Company satisfied in its entirety a $55,000 convertible promissory note issued in November 2019 by paying the noteholder a combination of cash and stock.  On November 3, 2020, the Company satisfied in its entirety a $111,290 note issued in April 2020 by paying the noteholder a combination of cash and stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2020

APPLIFE DIGITAL SOLUTIONS, INC.

/s/ Matthew Reid
Matthew Reid
Principal Executive Officer